Exhibit 1A-11

 CPA  PARTNERS Richard  A.  Goldberg,  CPA          Wes  L.  Salem,  CPA Ma.  Lolita  Cremat,  CPA Michael  Selamet  Kwee,  CPACaICPA   OFFICE  MANAGER Heather  Peltier Certified  Public  Accountants  CONSENT  OF  INDEPENDENT  AUDITORS    SUBJECT:  Opening  Night  Enterprises,  LLC    To  Whom  It  May  Concern:   CASHUK,  WISEMAN,  GOLDBERG,  BIRNBAUM  AND  SALEM,  LLP  consents  to  the  use  in  the  Regulation  A+ filing  with  the  Securities  of  Exchange  Commission  prepared  by  Opening  Night  Enterprises,  LLC  on  August  2,  2017, as  it  may  be  amended,  of  our  report  dated  August  2,  2017,  relating  to  the  financials  statements  of  Opening  Night Enterprises,  LLC  for  the  period  ended  December  31,  2017.   Sincerely,   CASHUK,  WISEMAN,  GOLDBERG,  BIRNBAUM  AND  SALEM,  LLP     Selamet  R.  Kwee,  CPA  Partner   San  Diego,  California January  31,  2018  Camino  Del  Rio  South  I  Suite  230  I  San  Diego,  CA  92108-3808  I  P  (619)  563-0145  I  F  (619)  563-9584   www.ewgcoa.com